Exhibit 10.25

                        SECOND AMENDMENT OF OFFICE LEASE
                                       AND
                            PARKING LICENSE AGREEMENT

      THIS SECOND AMENDMENT OF OFFICE LEASE AND PARKING LICENSE AGREEMENT (this "Agreement") is made this ____ day of _________, 2000 by and between TIAA REALTY, INC., a Delaware corporation, successor-in-interest to Teachers Insurance and Annuity Association, a New York corporation (the "Landlord") and ADSTAR.COM, a Delaware corporation, successor-in-interest to Ad-Star Services, Inc., a New York corporation (the "Tenant"), who agree as follows:

                                    RECITALS

      A. Teachers Insurance and Annuity Association ("Teachers") and Ad-Star Services, Inc. ("Ad Svc.") entered into a written Office Lease Agreement made as of January 3, 1996 as amended by a First Amendment of Office Lease and Parking License Agreement made as of December 13, 1999 (the "Lease"), for the lease of certain premises more commonly known as Suites 300 and 325 (the "Premises") in that certain office building ("Building") located at 4553 Glencoe Avenue in the City of Marina del Rey, State of California, in a project ("Project") generally referred to as Marina Business Center II, all as more particularly set forth in the Lease.

      B. Teachers, as Licensor thereunder, and Ad Svc. as Licensee thereunder, entered into that certain Parking License Agreement dated January 8, 1996 ("License") wherein Licensor granted to Licensee the right and license to use parking spaces in the Project.

      C. On March 18, 1998, Landlord succeeded to all right, title, and interest in said Lease held by Teachers.

      D. On August 31, 1999, Tenant succeeded to all right, title, and interest in said Lease held by Ad Svc.

      E. Landlord and Tenant desire by this Amendment to amend the Lease to provide for Tenant to lease from Landlord, in addition to its existing Premises, approximately 1,139 square feet of rentable area more commonly known as Suite 305 ("Second Additional Space") on the third floor of the Building as delineated on Exhibit A-3 attached hereto and by this reference made a part hereof.

                                      TERMS

      NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Agreement.

      2. Effective as of the date hereof (the "Effective Date"), the Lease is hereby amended as follows:

            2.1 Section 1.1 ("Premises") is amended by deleting the words "Suite: 325" from the second line thereof and substituting the following in lieu thereof: "Suites: 325 ('Original Space'), 300 ('Additional Space') and 305 ("Second Additional Space)" and by deleting the words "2,209 square feet of rentable area ('Original Space') and 5,098 square feet of rentable area ("Additional Space') on the fourth line thereof and substituting the following therefor:

            "Original Space:          2,209 square feet of rentable area
            Additional Space:         5,098 square feet of rentable area
            Second Additional Space:  1,139 square feet of rentable area"

            2.2 Section 1.2 ("Term") is amended by adding at the end of the second line thereof the following:

            "The Lease term as to the Second Additional Space shall commence on the date Landlord delivers possession of the Second Additional Space to Tenant; thereafter, the Lease term for the Second Additional Space shall be co-terminus with the Lease term for the Original Space and the Additional Space".

            2.4 Section 1.4 ("Basic Rent") is hereby deleted in its entirety and the following language substituted in lieu thereof:

           "Rental:                     Months                  Dollars Per Month         Dollars Per Year
           --------                     ------                  -----------------         ----------------
           Original Space:              2/01/99 - 2/18/01         $ 3,203.05                $ 38,436.60
                                        2/19/01 - 3/31/05         $ 4,528.45                $ 54,341.40

           Additional Space             4/01/00 - 9/30/02         $11,368.54                $136,422.48
                                        10/1/02 - 3/31/05         $11,878.34                $142,540.08

           Second
           Additional Space:            1-58                      $ 2,278.00                $ 27,336.00"

            2.5 Section 1.4 ("Expenses") is amended by adding the following at the end of the eleventh line thereof:

            "As to the Second Additional Space, Tenant shall pay Tenant's Share of all Expenses that exceed Landlord's Base Year Costs for calendar year 2000, together with other items of Expense as set forth in
            Article 6. Tenant's Share as to the Second Additional Space is One and 56/100ths percent (1.56%)."

            2.6 Section 1.7 ('Security Deposit") is amended by adding the following at the end of the second line thereof:

            "and Two Thousand Two Hundred Seventy-Eight Dollars ($2,278.00) as to the Second Additional Space".

            2.7 Section 2.1 is amended by adding on the first line thereof between the words "and the Additional Space" and "(the 'Premises') the following:

            "and the Second Additional Space'

and by adding at the second line of Section 2.1 after the words "Exhibit A-2 the following:

            "and Exhibit A-3"

and by deleting the language on the third line which begins "The area of the Premises..." and which ends on the fifth line with the words "...rentable area.' and substituting the following in lieu thereof:

            "The area of the Premises for all purposes hereunder is stipulated to be 1,943 square feet of usable area as to the Original Space, 4,486 square feet of rentable area as to the Additional Space and 1,002 square feet of rentable area as to the Second Additional Space; and 2,209 square feet of rentable area as to the Original Space, 5,098 square feet of rentable area as to the Additional Space and 1,139 square feet of rentable area as to the Second Additional Space."

            2.8 The Lease is further amended by adding thereto, after Exhibit A-2, Exhibit A-3, which is attached hereto and by this reference made a part hereof.

            2.9 Section 1 of the License is amended by deleting the words "Thirty (30)" on the first line thereof and substituting the words "Thirty-Five" therefor.

      3. Notwithstanding anything to the contrary in the Lease or in Exhibit "C", within thirty (30) days after receipt of written request from Tenant, Landlord shall perform the following items of work in the Second Additional
Space:

            3.1 New building standard carpet and base shall be installed throughout the Second Additional Space (color to match the carpet in the Additional Space);

            3.2 The creation of an opening between the Additional Space and the Second Additional Space;

            3.3 Repainting; and

            3.4 Removal of cabinets and sink and floor tile in the current kitchen (plumbing shall be capped off and the drywall repaired as needed).

      4. Except as herein modified, the Lease shall remain in full force and effect.

      5. The provisions of this Agreement shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

      6. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the day and year first above written.

                              LANDLORD:

                              TIAA REALTY, INC., a Delaware corporation
                              By:      TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION, a New York corporation, its
                                       authorized representative

                              By: ______________________________________
                                  James P. Garofalo, Assistant Secretary

                              Date: ____________________________________

                              TENANT:

                              ADSTAR.COM., INC., a California corporation

                              By:.______________________________________

                              Title:_____________________________________

                              By:.______________________________________

                              Title:_____________________________________

                              Date: ____________________________________

                                   EXHIBIT A-3

                            MARINA BUSINESS CENTER II
                               455 GLENCOE AVENUE
                                 MARINA DEL REY

                                   THIRD FLOOR